                                   EXHIBIT 11
                             EAGLE BANCSHARES, INC.

Statement re:     Computation of per share earnings

         Below is reconciliation for the three month periods ended September 30, 2001 and 2000, of the difference between average basic common shares outstanding and average diluted common shares outstanding.


COMPUTATION OF PER SHARE EARNINGS


                                                    THREE MONTHS ENDED
(in thousands except per share data)        SEPT. 30, 2001   Sept. 30, 2000
                                            -------------------------------
Basic

Net income                                     $2,128            $2,353
                                            -------------------------------

Average common shares                           5,657             5,637
                                            -------------------------------

Earnings per common share - basic              $ 0.38            $ 0.42
                                            -------------------------------

Diluted

Net income                                     $2,128            $2,353
                                            -------------------------------

Average common shares - basic                   5,657             5,637
Incremental shares outstanding                     50                33
                                            -------------------------------
Average common shares - diluted                 5,707             5,670
                                            -------------------------------

Earnings per common share - diluted            $ 0.37            $ 0.41
                                            -------------------------------

         Below is reconciliation for the six month periods ended September 30, 2001 and 2000, of the difference between average basic common shares outstanding and average diluted common shares outstanding.


                                                    SIX MONTHS ENDED
(in thousands except per share data)        SEPT. 30, 2001   Sept. 30, 2000
                                            -------------------------------
Basic

Net income                                     $3,276            $3,142
                                            -------------------------------

Average common shares                           5,654             5,637
                                            -------------------------------

Earnings per common share - basic              $ 0.58            $ 0.56
                                            -------------------------------

Diluted

Net income                                     $3,276            $3,142
                                            -------------------------------

Average common shares - basic                   5,654             5,637
Incremental shares outstanding                     51                35
                                            -------------------------------
Average common shares - diluted                 5,705             5,672
                                            -------------------------------

Earnings per common share - diluted            $ 0.57            $ 0.55
                                            -------------------------------